     As filed with the Securities and Exchange Commission on August 4, 2005
                                                     Registration No. 333-100125
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 8 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                         -------------------------------

                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001
                                 (866) 655-1605
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                        --------------------------------

                             GERALD J. REIHSEN, III
   EXECUTIVE VICE PRESIDENT AND SECRETARY OF BEHRINGER HARVARD ADVISORS II LP
                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001
                                 (866) 655-1620
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                         -------------------------------

                                   COPIES TO:
                          LAUREN BURNHAM PREVOST, ESQ.
                              SETH K. WEINER, ESQ.
                          MORRIS, MANNING & MARTIN, LLP
                          1600 ATLANTA FINANCIAL CENTER
                            3343 PEACHTREE ROAD, N.E.
                           ATLANTA, GEORGIA 30326-1044
                                 (404) 233-7000

                         -------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

================================================================================

             DEREGISTRATION OF UNITS OF LIMITED PARTNERSHIP INTEREST

     Behringer Harvard Short-Term Opportunity Fund I LP (the "Registrant") filed a Registration Statement on Form S-11 (Commission File No. 333-100125) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on February 19, 2003, pursuant to which the Registrant registered 11,000,000 units of limited partnership interest, of which 10,000,000 units were offered to the public on a "best efforts" basis, and 1,000,000 units were offered pursuant to the Registrant's distribution reinvestment plan. Pursuant to a post-effective amendment to the Registration Statement filed with the Securities and Exchange Commission on January 21, 2005, the Registrant modified the allocation of the units of limited partnership interest registered such that a total of 10,950,000 units were offered to the public on a "best efforts" basis and 50,000 units were offered pursuant to the Registrant's distribution reinvestment plan.

     As of close of business on February 19, 2005, the Registrant had sold a total of 10,997,188.39 units pursuant to the Registration Statement, including 10,949,983.93 units sold to the public and 47,204.46 units sold pursuant to the distribution reinvestment plan. The Registrant terminated the offering of the units covered by this Registration Statement effective as of close of business on February 19, 2005, and hereby deregisters the remaining 2,811.61 units which were previously registered under the Registration Statement and remained unsold as of close of business on February 19, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 4th day of August, 2005.

                                           BEHRINGER HARVARD SHORT-TERM
                                           OPPORTUNITY FUND I LP


                                           By: /s/ Robert M. Behringer
                                               ---------------------------------
                                                 Robert M. Behringer
                                                 General Partner

                                           By:   Behringer Harvard Advisors I LP
                                                 General Partner


                                                 By: /s/ Robert M. Behringer
                                                    ---------------------------
                                                 Robert M. Behringer
                                                 Chief Executive Officer of
                                                 Behringer Harvard Advisors I LP

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

             SIGNATURE                                       TITLE                                DATE

/s/  Robert M. Behringer                   General Partner of the Registrant and Chief       August 4, 2005
------------------------------------       Executive Officer of Behringer Harvard
     Robert M. Behringer                   Advisors I LP (Principal Executive Officer)

/s/  Gary S. Bresky                        Chief Financial Officer of Behringer Harvard
------------------------------------       Advisors I LP (Principal Financial Officer)       August 4, 2005
     Gary S. Bresky

/s/  Kimberly Arianpour                    Chief Accounting Officer of Behringer Harvard     August 4, 2005
------------------------------------       Advisors II LP (Principal Accounting Officer)
     Kimberly Arianpour


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